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                                                                    EXHIBIT 15.1




[PwC Letterhead]

April 27, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

         We are aware that our report dated February 10, 2000 on our review of interim financial information of TrueTime, Inc. (the "Company") as of and for the period ended December 31, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement dated April 28, 2000.

Very truly yours,


/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP